SECOND EXTENSION AGREEMENT

     This Second Extension Agreement (hereinafter, the "Agreement") is made this 11th day of March, 1999 by and among:

          FLEET BANK-N.H., a banking and trust company organized under the laws of New Hampshire ("Fleet");

          MELLON BANK, N.A., a national banking association ("Mellon"); and

          IGI, INC., a Delaware corporation ("IGI"), IGEN, INC., a Delaware corporation ("IGEN"); IMMUNOGENETICS, INC., a Delaware corporation ("Immunogenetics"); and BLOOD CELLS, INC., a Delaware corporation ("BCI").

Fleet and Mellon are hereinafter sometimes individually referred to as a "Lender" and collectively referred to as the "Lenders", and IGI, IGEN, Immunogenetics, BCI, and each of their subsidiaries as set forth on Exhibit "A" annexed hereto and specifically incorporated by reference herein, are hereinafter sometimes individually referred to as a "Borrower" and collectively referred to as the "Borrowers".

                                   BACKGROUND

     Reference  is made to certain  Loan  Arrangements  (hereinafter,  the "Loan
Arrangements") entered into by and between the Lenders and the Borrowers evidenced by, among other things, the following documents, instruments, and agreements (hereinafter, singly and collectively, as amended, the "Loan Documents"):

     (a) Fourth Amended and Restated Line of Credit Note dated September 30, 1997 in the original principal amount of $6,600,000.00 made by the Borrowers payable to Fleet (the "Fleet Line of Credit Note");

     (b) Fourth Amended and Restated Line of Credit Note dated September 30, 1997 in the original principal amount of $5,400,000.00 made by the Borrowers payable to Mellon (the "Mellon Line of Credit Note");

     (c) Third Amended and Restated Revolving Credit Note dated March 27, 1997 in the original principal amount of $6,171,428.40 made by the Borrowers payable to Fleet (the "Fleet Term Note");

     (d) Third Amended and Restated Revolving Credit Note dated March 27, 1997 in the original principal amount of $4,114,285.60 made by the Borrowers payable to Mellon (the "Mellon Term Note");

     (e) Second Amended and Restated Loan Agreement dated December 13, 1995 by and among the Lenders and the Borrowers, as amended by a certain First Amendment to Second Amended and Restated Loan Agreement dated March 27, 1996, a certain Second Amendment to Second Amended and Restated Loan Agreement dated as of June 26, 1996, a certain Third Amendment to Second Amended and Restated Loan Agreement dated August 13, 1996, a certain Fourth Amendment to Second Amended and Restated Loan Agreement dated as of November 13, 1996, a certain Fifth Amendment to Second Amended and Restated Loan Agreement dated March 27, 1997, a certain Sixth Amendment to Second Amended and Restated Loan Agreement dated June 30, 1997, a certain Seventh Amendment to Second Amended and Restated Loan Agreement dated July 31, 1997, and a certain Eighth Amendment to Second Amended and Restated Loan Agreement dated as of September 30, 1997 (hereinafter, as amended and in effect, the "Loan Agreement");

     (f) A certain Security Agreement granted by, among others, IGI, IGEN and Immunogenetics, in favor of Fleet dated December 20, 1990;

     (g) A certain Security Agreement - Intellectual Property granted by, among others, IGI, IGEN and Immunogenetics in favor of Fleet dated December 20, 1990;

     (h) A certain Security Documents Modification Agreement entered into by, among others, the Borrowers and the Lenders dated as of December 13, 1995;

     (i) A certain Joinder, Assumption and Security Documents Modification Agreement dated as of May 12, 1992 entered into by, among others, the Borrowers, and Fleet;

     (j) A certain Mortgage granted by Immunogenetics in favor of Fleet dated December 20, 1990 encumbering certain property located in the borough of Buena, Atlantic County, New Jersey;

     (k) A certain Mortgage granted by Immunogenetics in favor of Fleet dated May 12, 1992 encumbering certain property located in the township of Buena Vista, Atlantic County, New Jersey;

     (l) A certain Mortgage granted by Immunogenetics in favor of Fleet dated December 20, 1990 encumbering certain property located in the city of Vineland, Cumberland County, New Jersey;

     (m) A certain Collateral Assignment of Lessee's Interest in Leases executed by, among others, Immunogenetics in favor of Fleet dated December 20, 1990;

     (n) A certain Stock Pledge Agreement executed by, among others, IGI and IGEN in favor of Fleet dated December 20, 1990;


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


     (o) A certain Conditional Assignment of Contracts granted by, among others, IGI, IGEN and Immunogenetics in favor of Fleet dated December 20, 1990;

     (p) A certain Extension Agreement dated April 29, 1998 (the "Extension Agreement") by and among the Lenders and the Borrowers; and

     (q) A certain Forbearance Agreement dated August 19, 1998 (the "Forbearance Agreement") by and among the Lenders and the Borrowers.

     The Borrowers acknowledge and agree that the Lenders' agreement to forbear as set forth in the Forbearance Agreement has terminated, and have requested that the Lenders (i) extend the time for repayment of their entire outstanding indebtedness under the Loan Documents until March 31, 2000, (ii) waive certain existing defaults, and (iii) otherwise modify the existing Loan Documents. The Lenders have agreed, but only upon the terms and conditions set forth herein. Further, to the extent that the terms and conditions of the Extension Agreement are inconsistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall supersede the conflicting terms of the Extension Agreement.

     Accordingly,   for  good  and  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Lenders and the Borrowers as follows:

                         ACKNOWLEDGMENT OF INDEBTEDNESS

     1. (a) The Borrowers hereby acknowledge and agree that they are jointly and severally liable to the Lenders for the following amounts which are outstanding under the Loan Documents as of February 22, 1999:

                    Fleet Line of Credit Note:

                    Principal                           $6,600,000.00
                    Pay Rate(1) Interest                    39,462.50
                    Accrual(2)                          $   79,200.00
                                                        -------------
                             Subtotal                   $6,718,662.50

----------
     (1)  As defined in Paragraph 2, below.

     (2)  As defined in Paragraph 2, below.


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


                    Mellon Line of Credit Note:

                    Principal                  $5,400,000.00
                    Pay Rate Interest              32,287.50
                    Accrual                    $   64,800.00
                                               -------------
                             Subtotal          $5,497,087.50

                    Fleet Term Note:

                    Principal                  $3,994,285.20
                    Pay Rate Interest              23,882.50
                    Accrual                    $   47,931.43
                                               =============
                             Subtotal          $4,066,099.13

                    Mellon Term Note:

                    Principal                  $2,662,856.80
                    Pay Rate Interest              15,921.67
                    Accrual                    $   31,954.28
                                               =============
                             Subtotal          $2,710,732.75


                                 TOTAL............................$18,992,581.88


     (b) The Borrowers further acknowledge and agree that they are each jointly and severally liable to the Lenders for all interest accruing under the Loan Documents from and after February 22, 1999 (or January 31, 1999 as appropriate), and for all late fees, costs, expenses, and costs of collection (including attorneys' fees) heretofore or hereafter incurred by the Lenders in connection herewith. (Hereinafter, all amounts due as set forth in this Paragraph 1 shall be referred to collectively as the "Obligations").

                                REPAYMENT OF DEBT

     2. (a) Fleet Line of Credit Note and Mellon Line of Credit Note.

          (i) From and after the execution of this Agreement, on the 1st day of each month, the Borrowers shall pay to the Lenders a monthly interest payment equal to the accrued interest on the principal balance of the Fleet Line of Credit Note and the Mellon Line of Credit Note, calculated at a floating rate equal to the aggregate of Fleet's Prime Rate (as such Prime Rate may be announced by Fleet from time to time) plus 2.50% per annum (the "Pay Rate").

               Additional interest, the "Accrual", has accrued, and shall continue to accrue, on the principal balance of the Fleet Line of Credit Note and the Mellon Line of Credit Note at a fixed rate of 3.0% per annum (the "Accrual Rate"). The



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


          Accrual shall be due and payable by the Borrowers  upon the earlier of
          (x) satisfaction of the Obligations, in their entirety, or, (y) the Termination Date.

               (ii) Any amounts paid to cure the financial covenant default pursuant to Paragraph 12(a)(iii) of the Extension Agreement, shall be applied on a pro rata basis in reduction of the principal balance of the Fleet Line of Credit Note and the Mellon Line of Credit Note.

               (iii) At no time shall the combined principal balance of the Fleet Line of Credit Note and the Mellon Line of Credit Note exceed $12,000,000.00.

               (iv) Upon receipt by the Lenders of each of the payments set forth in Paragraph 2(b)(ii) below, as and when due, the interest rate charged on the principal balances of the Fleet Line of Credit Note and the Mellon Line of Credit Note shall be reduced by (x) 25 basis points for the Pay Rate, and (y) 25 basis points for the Accrual Rate.

          (b)  Fleet Term Note and Mellon Term Note.

               (i) From and after the execution of this Agreement, on the 1st day of each month, the Borrowers shall pay to the Lenders a monthly interest payment equal to the accrued interest on the principal balance of the Fleet Term Note and the Mellon Term Note, calculated at the Pay Rate.

               Additional interest, the "Accrual", has accrued, and shall continue to accrue, on the principal balance of the Fleet Term Note and the Mellon Term Note at the Accrual Rate. The Accrual shall be due and payable by the Borrowers upon the earlier of (x) satisfaction of the Obligations, in their entirety, or, (y) the Termination Date.

               (ii) The Borrowers shall pay to the Lenders the following amounts on or before the following dates in collected funds to be applied by the Lenders on a pro rata basis in reduction of the outstanding indebtedness under the Fleet Term Note and the Mellon Term Note as permanent reductions to the outstanding indebtedness thereunder:

                            Date:                      Amount
                            -----                      ------
                            August 31, 1999            $4,000,000.00
                            November 30, 1999          $2,000,000.00

          Upon receipt by the Lenders of each of these payments as and when required above, then (x) the interest rate charged upon the remaining principal balances of the Fleet Term Note and the Mellon Term Note shall be reduced by (A) 25 basis


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


          points for the Pay Rate, and (B) 25 basis points for the Accrual Rate, and (y) the Lenders shall waive the portion of the Accrual equal to the interest charges attributable to the amount of the principal payment from August 1, 1998 through the date paid. (Ex. Upon receipt of the $4,000,000.00 payment the Lenders shall waive the unpaid interest on the $4,000,000.00 earned at 3% from August 1, 1998 through the date of the payment).

               (iii) Any amounts paid or prepaid on account of the Fleet Term Note or the Mellon Term Note, whether pursuant to this Agreement or otherwise, shall not be available for reborrowing.

     (c) The entire balance of the Obligations, including, without limitation, all principal, interest (accrued and hereafter accruing), costs and expenses, and other charges due in connection therewith shall be paid in full by the Borrowers on or before 5:00 P.M. eastern standard time on March 31, 2000, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

            VOLUNTARY PRINCIPAL PAYMENTS; WAIVER OF ACCRUED INTEREST

     3. (a) Provided that there is no then existing Event of Default as set forth in Paragraph 19, below, if the Borrowers shall make voluntary extraordinary principal reductions in excess of the payments set forth in Paragraph 2(b), above, as a consequence of fixed asset dispositions permitted by the Lenders in writing, or otherwise, then: (i) such payments shall be applied, on a pro rata basis, first to Fleet Term Note and the Mellon Term Note, and then to the Fleet Line of Credit Note and the Mellon Line of Credit Note, as permanent reductions which may not be reborrowed; (ii) for each $1,000,000.00 paid in principal reduction, the interest rate charged upon the remaining Obligations shall be reduced by (x) 50 basis points for the Pay Rate, and (y) 100 basis points for the Accrual Rate (however, in no event shall Pay Rate be reduced by more than 150 basis points, in the aggregate, nor shall the Accrual Rate be reduced by more than 300 basis points, in the aggregate, as a consequence of such mandatory and/or voluntary extraordinary principal payments as set forth in Paragraphs 2(b) and 3, and (iii), provided such payment is made on or before December 31, 1999, the Lenders shall waive the portion of the Accrual equal to the interest charges attributable to the amount of the principal payment from August 1, 1998 through the date paid.

     (b) All payments of principal made prior to the payment in full of the principal payments set forth in Paragraph 2(b)(ii) shall be applied first to the payments required by Paragraph 2(b)(ii), before being applied to the Obligations pursuant to this Paragraph.

                                COMMITMENT LETTER

     4. On or before June 30, 1999, the Borrowers shall deliver a commitment letter, or other evidence, reasonably acceptable to the Lenders, demonstrating a commitment, subject only


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


to documentation and no further contingencies of any kind, from a financial institution, shareholder group, investor(s), or other entity to provide a capital infusion (x) in an amount sufficient to satisfy the $4,000,000.00 principal payment required by Paragraph 2(b)(ii) above, and (y) to close on or before August 31, 1999. The identity of the entity or individual providing the capital, as well as all of terms and conditions of the proposed capital infusion, must be reasonably acceptable to the Lenders. To the extent that such funds are in the form of equity that may be converted to debt, or subordinated debt, the Borrowers shall obtain whatever additional documents, instruments, and agreements, including, without limitation, any subordination agreements, that the Lenders may require in connection therewith.

                 EQUITY OR PERMITTED DEBT ISSUANCE; TAX REFUNDS

     5. (a) In the event the Borrowers shall raise funds from the issuance of either debt permitted by the Lenders and/or equity instruments, such funds will be applied (i) first, on a pro rata basis in reduction of the outstanding indebtedness under the Fleet Term Note and the Mellon Term Note; and (ii) second, on a pro rata basis as permanent reductions to the outstanding indebtedness under the Fleet Line of Credit Note and the Mellon Line of Credit Note and shall permanently reduce the available credit thereunder by that amount.

     (b) In the event the Borrowers receive actual funds from any tax refund (local, state, federal, or otherwise), the Borrowers shall immediately deliver the same to the Lenders, in the identical form received and with all necessary endorsements thereon, which funds will be applied (i) first, on a pro rata basis in reduction of the outstanding indebtedness under the Fleet Term Note and the Mellon Term Note; and (ii) second, on a pro rata basis as permanent reductions to the outstanding indebtedness under the Fleet Line of Credit Note and the Mellon Line of Credit Note and shall permanently reduce the available credit thereunder by that amount.

                 CASH MANAGEMENT; DEPOSITORY ACCOUNTS; PAYMENTS

     6. (a) The Borrowers shall continue to maintain their corporate depository bank accounts with Fleet as required by the Loan Agreement. The Borrowers further acknowledge and agree that no overdrafts in any of their demand deposit accounts shall be permitted.

     (b) Until further notice from the Lenders, all payments required under this Agreement shall be made as and when due to Fleet's address set forth below in Paragraph 22. All receivables collected by the Borrowers shall be deposited into the Borrowers' account with Fleet, Account No. 099-0059-160 (the "General Account"). Any and all funds deposited in the Borrowers' existing lock box account at Fleet shall be transferred to the General Account on a daily basis. Until the occurrence of an Event of Default as defined in Paragraph 19 below, all funds in the General Account shall be available to the Borrowers, subject to Fleet's usual and customary rules and procedures regarding uncollected funds, to pay their regular and ordinary business expenses.

     (c) Any payments due under this Agreement, or costs and expenses incurred by the Lenders which are reimbursable under this Agreement, may be debited by Fleet from the General Account without any further instruction or authorization of the Borrowers.

                               WAIVER OF DEFAULTS

     7. The Lenders hereby waive the following specific defaults which have occurred under the terms and conditions of the Extension Agreement prior to the execution of this Agreement:

     (a) Section 2(b)(ii) -$500,000.00 and $200,000.00 principal payments due on July 15, 1998 and August 15, 1998 not paid;

     (b) Section 12(a) - Minimum Eligible Accounts and Minimum Eligible Inventory levels not met;

     (c) Sections 12(b)-Minimum Fixed Charge Coverage Ratio of 1.00 to 1.00 not met;

     (d) Section 12(c) -Minimum Net Worth not met;

     (e) Section 13(d) -Submission of final, original, audited financial statements for fiscal year ended December 31, 1997, together with certified public accountant's unqualified opinion and management letter not delivered by May 15, 1998 and without material adverse change from the 1997 draft financial statement previously delivered to the Lenders;

     (f) Section 13(e) - Rolling thirteen week Cash Flow Forecast not met;

     (g) Section 13(f) -Business Plan/Refinancing not met; and

     (h) Section 15 -Additional Documents (failure to obtain foreign credit insurance on behalf of Lenders or failure to coordinate arrangement to factor receivables by May 31, 1998.

     Additionally, the Lenders hereby waive any defaults which have occurred under Section 6.10 of the Loan Agreement.

     The above-listed defaults constitute all of the defaults known to the Borrowers or the Lenders. However, nothing contained in this Paragraph 7 is intended to be, nor shall it be construed as, a waiver of any default or Event of Default occurring or continuing after the execution of this Agreement, or of any other default or Event of Default, other than the specific defaults referenced above.


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


                                INVESTMENT BANKER

     8. The Borrowers have retained, and shall continue to retain, Berwind Financial Group, L.P., or some other nationally-recognized investment banker acceptable to the Lenders in their reasonable discretion (the "Investment Banker"), for the purpose of formulating alternative business strategies on behalf of the Borrowers and to coordinate the orderly satisfaction of the Obligations. The Investment Banker shall furnish the Lenders with monthly written progress reports and periodic verbal reports commencing on February 23, 1999 and continuing on the last Tuesday of each month during the term of this Agreement.

                                    WARRANTS

     9. Grant. In addition to the Warrants (the "Existing Warrants") granted to the Lenders under the Extension Agreement (which Existing Warrants are no longer conditional and may be exercised by the Lenders at any time at a strike price of $3.50), upon the execution of this Agreement, IGI, Inc. shall, in consideration for the extension and other accommodations provided by the Lenders under this Agreement, grant to the Lenders, and their respective successors and assigns, stand-alone warrants (collectively, the "New Warrants"), the terms of which shall be in conformance with the provisions of this Paragraph 9 and which shall be in a form acceptable, in all respects, to the Lenders in their reasonable discretion, exercisable for shares of IGI, Inc. common stock, as follows:

     As to Fleet: Two Warrants, one for 150,000 shares (the "New Fleet Unconditional Warrant") and one for 150,000 shares (the "New Fleet Conditional Warrant")

     As to Mellon: Two Warrants, one for 120,000 shares (the "New Mellon Unconditional Warrant," and, together with the Fleet Unconditional Warrant, the "New Unconditional Warrants") and one for 120,000 shares (the "New Mellon Conditional Warrant," and, together with the Fleet Conditional Warrant, the "New Conditional Warrants").

     Exercise Price. The exercise price for the New Warrants shall be $2.00 per common share (subject to customary adjustments). In addition to other customary warrant provisions, the New Warrants shall each contain "cashless" exercise provisions and anti-dilution provisions.

     Exercise Period.

               (a) New Unconditional Warrants. The New Unconditional Warrants will be exercisable at any time during the period commencing sixty
          (60) days after issuance and ending on October 1, 2004.

               (b) Conditional Warrants. The New Conditional Warrants will be exercisable during the period commencing September 30, 1999, and ending on October 1, 2004, unless, by 5:00 PM, Boston time, on September 30, 1999, either (a) all Obligations of the Borrowers to the Lenders shall have been paid in full, in which case the New Conditional


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


          Warrants shall expire, or (b) the Borrowers have delivered an acceptable commitment letter, subject only to documentation and no further contingencies of any kind, from a financial institution acceptable to the Lenders, contemplating a full refinance of the existing obligations which contemplates a closing within thirty (30) days, in which case the New Conditional Warrants exercise start date shall be extended to October 30, 1999; provided, however, if all Obligations of the Borrowers to the Lenders have been paid in full on or before such extended start date, the New Conditional Warrants shall expire upon such payment.

               (c) Acceleration of Exercise Start Dates. Notwithstanding the foregoing, the New Unconditional Warrants and the New Conditional Warrants shall become immediately exercisable upon the occurrence of an Event of Default, or the exercise by IGI, Inc. of the call option for the issuable shares under such Warrant described below (to afford the Lenders the opportunity to exercise the subject Warrant before the call option closing).

     Call Option. IGI, Inc. shall have a call option on the New Warrants, subject to the following terms:

               (a) The option may only be exercised as to all, and not less than all, of the shares issuable at such time under the subject Warrant, and shall not cover issued shares (or shares pending issuance).

               (b) The option may be exercised as to a subject Warrant at any time up to the time that the Lender exercises its rights under the subject Warrant.

               (c) The repurchase price (subject to customary adjustments based upon the operation of the anti-dilution provisions of the New Warrants) will be (i) $500,000 for the 150,000 shares issuable under the New Fleet Unconditional Warrant; (ii) $500,000 for the 150,000 shares issuable under the New Fleet Conditional Warrant; (iii) $400,000 for the 120,000 shares issuable under the New Mellon
          Unconditional Warrant; and (iv) $400,000 for the 120,000 shares issuable under the New Mellon Conditional Warrant. In the event that the number of shares issuable under a Warrant at the time of a call exercise is less than the number of shares initially issuable thereunder due to an exercise thereunder or a transfer, the repurchase price will be proportionately adjusted.


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


     Registration Rights. The Lenders acknowledge that the shares issuable upon the exercise of the New Warrants (when issued, the "Warrant Shares") will be "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). IGI, Inc. will use its best efforts to, as soon as practicable following the exercise of any of the New Warrants but in no event less that 180 days from the actual exercise date, (a) to file an appropriate registration statement under the Securities Act for the resale of the Warrant Shares by the Lenders, and (b) to cause such registration statement (which shall specifically permit sales either thereunder or under Rule 144 if it becomes available at any time during the period such registration statement is effective) to become effective, and to keep such registration statement effective until the earlier of (i) the resale of all of the Warrant Shares by the Lenders; or (ii) the later of (as may be applicable) (A) 120 days from the initial effective date of such registration statement; (B) the date which is one year from the date the New Warrants are issued to the Lenders; and (C) the date as of which the resale of all of the Warrant Shares has been permissible under Rule 144 for a continuous 120 day period without regard to the volume limitations set forth in Rule 144(e) and assuming only for purposes of determining permissibility under this clause (C) (regardless of whether the New Warrants are exercised in a cashless exercise) that all New Warrants were exercised in full in cashless exercises as of the respective dates when such New Warrants were first exercisable. IGI, Inc. will also use its best efforts to at all times while the New Warrants or Warrant Shares are held by the Lenders to comply with the current public information conditions of Rule 144(c).

     IGI, Inc. has informed the Lenders that IGI, Inc. is ineligible to utilize a Form S-3 registration statement until a date on or about October 1, 1999. Accordingly, notwithstanding the terms of the preceding paragraph, IGI, Inc. shall have no obligation to file a registration statement until the earlier of
(x) October 1, 1999, or (y) such earlier date at which IGI, Inc. is eligible to file a registration statement on Form S-3.

     The Lenders will also be granted "piggy-back" registration rights for as long as they own Warrant Shares.

     IGI, Inc. agrees to list the Warrant Shares on the NASDAQ/American Stock Exchange within six months of any exercise under a New Warrant or New Warrants.

     Return of Warrants. If the Borrowers pay all of the Obligations in full on or before June 30, 1999, the Lenders shall return the following Existing Warrants to the Borrowers:

               (a) One Warrant for 150,000 shares defined in the Extension Agreement as the "Fleet Conditional Warrant", which shares have a strike price of $3.50; and

               (b) One Warrant for 120,000 shares defined in the Extension Agreement as the "Mellon Conditional Warrant", which shares have a strike price of $3.50.

     Waiver of Anti-Dilution Provisions of Existing Warrants. In connection with the issuance of the New Warrants, the Lenders hereby irrevocably waive all rights to adjustment to the exercise price of the Existing Warrants, and any correlative adjustment to the number of Warrant Shares (as defined in the Existing Warrants) issuable upon exercise of the Existing Warrants, as set forth in Section 3 of the Existing Warrants, as a result of the issuance of the New Warrants or the issuance of Warrant Shares upon exercise of such New Warrants.

                                  EXTENSION FEE

     10. In consideration of the Lenders' agreement to enter into this Agreement, the Borrowers shall pay to Fleet, as agent on behalf of the Lenders, an extension fee (the "Extension Fee") in the sum of $350,000.00 by bank cashiers' check, certified check, federal funds wire transfer, or direct debit from the General Account or the Collection Account as follows:

          (a) $50,000.00 on or before the execution of this Agreement;

          (b) $60,000.00 on or before May 31, 1999;

          (c) $70,000.00 on or before August 31, 1999;

          (d) $80,000.00 on or before November 30, 1999; and

          (e) $90,000.00 on or before February 24, 2000.

Each portion of the Extension Fee shall be fully earned as of the date of this Agreement and shall be distributed upon receipt by Fleet to the Lenders on a pro rata basis as a fee and not applied to the Obligations.

     Notwithstanding the foregoing, if the Lenders receive payment in full of all of the Obligations, then the Lenders' shall waive any portion of the extension fee which becomes payable after the date the Lenders receive payment in full.

                                   AGENT'S FEE

     11. In consideration of Fleet's agreement to enter into this Agreement and to continue to administer the Loan Arrangements as agent on behalf of the Lenders, the Borrowers shall pay to Fleet a monthly $5,000.00 agent's fee, commencing upon the execution of this Agreement and continuing on the 1st day of each month thereafter. The agent's fee for each month shall be fully earned as of the 1st day of that month, and shall be retained by Fleet as a fee and shall not be applied in reduction of the Obligations.

                               FINANCIAL COVENANTS

     12. In addition to all other covenants contained in the Loan Documents, during the term of this Agreement, the Borrowers shall at all times comply with the following covenants:

     (a) Minimum Eligible  Accounts  Receivable and Minimum Eligible  Inventory:
The Borrowers shall maintain, at month end, combined "Minimum Eligible Accounts Receivable" and "Minimum Eligible Inventory" of $9,750,000.00.

               (i) "Minimum Eligible Accounts Receivable" shall include both "Eligible Domestic Accounts Receivable" and "Eligible Foreign Accounts Receivable". "Eligible Domestic Accounts Receivable" shall mean invoices for domestic shipments and services less than ninety (90) days old and otherwise reasonably acceptable to the Lenders. "Eligible Foreign Accounts Receivable" shall mean invoices for international shipments and services not more than sixty (60) days past due and otherwise reasonably acceptable to the Lenders.

               (ii) "Eligible Inventory" shall mean the lesser of (x) $6,000,000.00 or (y) gross inventory calculated on a FIFO basis less
          (a)work-in-process, (b) cartons, labels, and obsolescence reserves and
          (c) any other reserves reasonably deemed necessary by the Lenders. Until further notice from Fleet on behalf of the Lenders, the portion of work-in-process inventory consisting of completed products which has passed all quality assurance tests, and only awaits packaging and labeling, may be included in the calculation of "Eligible Inventory".

               (iii) The Borrowers may, within forty-eight (48) hours of actual knowledge of any violation under this covenant, cure such violation by either, or combination, of the following methods:

                    (1) Paying to the Lenders an amount sufficient to reduce the aggregate balance of the Fleet Line of Credit Note and the Mellon Line of Credit Note by an amount equal to (x) $9,750,000.00 minus
               (y) the sum of Eligible Domestic Accounts Receivable, plus Eligible Foreign Accounts Receivable, plus Eligible Inventory, plus (z) amounts previously paid by the Borrowers under this subsection only in the event there shall exist a further decrease from the collateral level most recently reported. Said amounts may be reborrowed provided that the Borrowers remain in compliance with the terms and conditions of this Agreement, and the combined Minimum Eligible Accounts Receivable and Minimum Eligible Inventory totals at least $9,750,000.00; or

                    (2) Providing the Lenders with (x) a covenant compliance certificate in the form of Exhibit C, demonstrating the Borrowers' compliance with each of the covenants contained in Paragraph 12, and (y) documentary evidence, including, without limitation, all invoices for new shipments and services, demonstrating the increase in the Borrowers' Eligible Accounts Receivable and Eligible Inventory to the required collateral level.

     (b) Minimum Net Worth: The Borrowers shall maintain, at all times, a minimum "Net Worth" (as defined in accordance with generally accepted accounting principles) of no less than $4,200,000.00. In addition, the Borrowers shall maintain a Minimum Net Worth of no less than the following amounts on the dates set forth below:

                     Dates                         Amount
                     -----                         ------

                    3/31/99                    $5,405,000.00
                    6/30/99                    $5,019,000.00
                    9/30/99                    $4,769,000.00
                    12/31/99                   $4,718,000.00
                    3/31/00                    $4,451,000.00

     (c) Maximum Capital Expenditures: For the period from January 1, 1999 through December 31, 1999, the Borrower shall not incur consolidated Capital Expenditures (as defined in accordance with generally accepted accounting principles) in excess of the aggregate amount $2,000,000.00, and no more than the following amounts for each of the following periods:

                            Dates                   Amount
                            -----                   ------

                    1/1/99 through 3/31/99       $500,000.00
                    4/1/99 through 6/30/99       $500,000.00
                    7/1/99 through 9/30/99       $500,000.00
                    10/1/99 through 12/31/99     $500,000.00

In addition, for the period commencing January 1, 2000 through and including March 31, 2000, the Borrowers shall not incur consolidated Capital Expenditures in excess of $250,000.00. The Borrowers may obtain lease facilities and/or purchase money financing to fund the above referenced Capital Expenditures.

     (d) Cash Flow: The Borrowers shall, as of the end of each period set forth below, maintain consolidated cumulative EBITDA (as defined in accordance with generally accepted accounting principles) of no less than the following amounts:

                           Dates:                  Amounts:
                           ------                  --------

                    1/1/99 through 3/31/99       $253,000.00
                    1/1/99 through 6/30/99       $877,000.00

                    1/1/99 through 9/30/99     $1,586,000.00
                    1/1/99 through 12/31/99    $2,550,000.00
                    1/1/00 through 3/31/00     $  633,000.00

     (e) Dividends: The Borrowers shall not pay dividends, or make other distributions of any kind, nature, or manner to any party without the prior written consent of Fleet on behalf of the Lenders.

     (f) Additional Indebtedness/Liens: The Borrowers shall not incur any additional indebtedness from and after the date of this Agreement other than (i) in connection with the ordinary course of their business, or (ii) as set forth in Paragraph 12(c) above, nor shall the Borrowers grant or permit any lien or other encumbrance to exist or be placed upon any of their assets, except as approved by the Lenders in writing.

     (g) Year 2000 Compliance. The Borrowers will be "Year 2000 Compliant" by September 30, 1999. As used herein"Year 2000 Compliant" means, with respect to the Borrowers and/or their suppliers, vendors, and customers, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly, and without causing any abnormal ending scenario, including, without limitation, in relation to dates on or after January 1, 2000. Such compliance will be evidenced by a publicly issued statement by the Borrowers to the Securities and Exchange Commission ("SEC"), with a copy delivered to each of the Lenders.

                               FINANCIAL REPORTING

     13. In addition to all other reporting requirements contained in the Loan Documents, the Borrowers shall also furnish to the Lenders the following:

     (a) Accounts Receivable Agings and Borrowing Base Certificate: The Borrowers shall submit to each of the Lenders on Wednesday of each week both (i) Domestic and Foreign Accounts Receivable Agings and (ii) a certificate in the form of Exhibit B annexed hereto and specifically incorporated by reference herein and setting forth the Borrowers' compliance with Paragraph 12(a), above, each of which (i) and (ii) shall be dated as of the last day of the immediately preceding week. In connection with the provision of the Accounts Receivable Agings contemplated herein, the Borrowers shall include a detailed calculation of (x) the total value of the otherwise eligible domestic accounts receivable wherein fifty (50%) percent or more of an individual customer accounts account balances are in excess of ninety (90) days from the invoice date and (y) the total value of otherwise eligible foreign accounts receivable wherein fifty (50%) percent or more of an individual customer account balances are more than sixty (60) days past due.

     (b) Inventory Report: The Borrowers shall submit to each of the Lenders by the 15th of each month, a detailed inventory report dated as of the last day of the immediately preceding month; and

     (c) Monthly Financial Statements: The Borrowers shall submit to each of the Lenders, within forty-five (45) days of the close of a calendar month, a consolidated and consolidating statement of profit or loss, cash flow and balance sheet for the immediately preceding month and year-to-date period. Simultaneously with the furnishing of such financial information, the Borrowers shall submit to each of the Lenders, a reconciliation analysis of the actual monthly and year-to-date results compared to the projected results set forth in the "IGI, Inc. Operating Plan Year 1999" dated January 5, 1999, and amended by an IGI, Inc. Bank Covenant Budget dated March 5, 1999 (the "Operating Plan"), together with a detailed explanation of any and all material variances.

     (d) Financial Statements: The Borrowers shall deliver final original copies of audited financial statements, together with their certified public accountant's unqualified opinion and management letter for the fiscal year ending December 31, 1998 to each of the Lenders on or before March 31, 1999. The final, original audited financial statements shall be in form and substance without material adverse deviation from the draft financial statements previously delivered to the Lenders. Further, the unqualified opinion shall not
(i) disclaim the auditor's obligation to address the so called "Yk2" or "Year 2000 Risk" issue as it relates to the Borrower's liabilities or contingent liabilities, and (ii) be qualified as to the Borrower's possible failure to take all appropriate steps to successfully address the so called "Yk2" issue.

     (e) Cash Flow Reports: The Borrowers shall submit to each of the Lenders, by the fifteenth (15) day of each month, a consolidated summary of the actual cash flow results of the Borrowers for the preceding month. In addition, the Borrowers shall submit, with the Monthly Financial Statements set forth in sub-paragraph (c) above, detailed consolidated cash flow statements for the Borrowers comparing the actual cash flow for the preceding month with the projected results set forth in Operating Plan. In addition to the cash flow statements, the Borrowers shall submit a narrative description detailing the variances between the actual results with the projected results set forth in the Operating Plan.

     (f) Certifications: All such financial reporting shall be certified (to the best knowledge and belief of the certifying officer) both as to the accuracy and compliance with required covenants by IGI's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Treasurer. Any such certification shall be deemed to have been made on behalf of each of the Borrowers.

                              ADDITIONAL DOCUMENTS

     14. Upon the execution of this Agreement, and at any time thereafter, the Borrowers shall also execute and deliver to the Lenders such additional documentation as the Lenders in their discretion may reasonably require in order to grant and/or perfect the Lenders' security interest in all assets of the Borrowers, including, without limitation, all (i) motor vehicles, (ii) intellectual property including, without limitation, all patents and/or trademarks, and (iii) license agreements. The Borrowers represent that all locations where inventory is located and all patents or other intellectual property in which the Borrowers have an interest are listed, respectively, on Exhibit "D" and Exhibit "E" each as annexed hereto and specifically incorporated by reference herein.

                             COMPLIANCE CERTIFICATE

     15. Upon or before the execution of this  Agreement,  and within forty five
(45) days of each month end during the term of this Agreement, the Borrowers shall deliver to each of the Lenders, a covenant compliance certificate in the form of Exhibit C setting forth the Borrowers' compliance with each of the financial covenants referenced in Paragraph 12, above.

          APPRAISALS; FIELD EXAMINATIONS; LENDERS' FINANCIAL CONSULTANT

     16. (a) The Borrowers agree to cooperate with the Lenders to enable the Lenders to obtain updated appraisals of all real estate and personal property owned by the Borrowers and to conduct independent field examinations of the Borrowers' books and records which cooperation shall include, without limitation, providing the Lenders and/or their appraisers, examiners and/or other representatives, reasonable access to such property and shall make available such financial and/or other information regarding the property, books and records, and other assets of the Borrowers as may be reasonably requested by the Lenders in their discretion. The Borrowers shall reimburse the Lenders for all reasonable out of pocket costs and expenses of independent third parties incurred by the Lenders in connection with such appraisals and field examinations.

     (b) The Borrowers agree that the Lenders may continue to retain a financial consultant to act on behalf of the Lenders for the purpose of assessing the status of the business operations of the Borrowers and analyzing the Borrowers' current and future plans and business operations, and their effect on the ability of the Borrowers to satisfy the Obligations. The Borrowers agree to cooperate with any such financial consultant and agree to reimburse the Lenders for all reasonable fees and expenses incurred by the Lenders in connection with the retention of such financial consultant.

                                WAIVER OF CLAIMS

     17. The Borrowers hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lenders or the Lenders' officers, directors, employees, attorneys, representatives, predecessors, affiliates, successors, and assigns with respect to the Obligations, or otherwise, and that if the Borrowers now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lenders or the Lenders' officers, directors, employees, attorneys, representatives, predecessors, affiliates, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Borrowers each hereby RELEASE the Lenders and the Lenders' officers, directors, employees, attorneys, representatives, predecessors, affiliates, successors, and assigns from any liability therefor, to the extent allowed by applicable laws.

               RATIFICATION OF LOAN DOCUMENTS; FURTHER ASSURANCES

     18. (a) The Borrowers hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents, and specifically ratify, confirm, and reaffirm their authority to execute same. The Borrowers further acknowledge and agree that, except as specifically modified in this Agreement, all terms and conditions of those documents, instruments, and agreements shall remain in full force and effect.

     (b) The Borrowers shall, from and after the execution of this Agreement, execute and deliver to the Lenders whatever additional documents, instruments, and agreements that the Lenders may reasonably require in order to vest or perfect the Loan Documents and the collateral granted therein more securely in the Lenders and to otherwise give effect to the terms and conditions of this Agreement, including, without limitation, a complete amendment and restatement of the Loan Documents within thirty (30) days of any request by the Lenders for any such additional documentation.

                                EVENTS OF DEFAULT

     19. The occurrence of any one or more of the following events shall constitute an event of default (hereinafter, an "Event of Default") under this
Agreement:

          (a) The failure of the Borrowers to pay or deposit any amounts due hereunder or under any of the Loan Documents as and when due;

          (b) The failure of the Borrowers to comply with any other term or condition of this Agreement (which default, other than a default under Paragraph 12(a), may be cured within three (3) days in connection with any non-monetary default capable of being cured);

          (c) The filing of a petition for relief by or against any one or more of the Borrowers under the United States Bankruptcy Code;

          (d) The existence or issuance of any directive or action by either the United States Department of Agriculture or Office of the Inspector General of the United States, or any other governing body, which materially adversely impact the Borrowers' ability to manufacture, sell, or ship products, or otherwise have a Material Adverse Effect (defined below) on the Borrowers' financial condition or with the passage of time could have a material adverse impact on the Borrowers' financial condition, assets, operating status, or projected financial condition. For the purposes of this Agreement, "Material Adverse Effect" shall be defined as any material adverse effect on the Borrowers' financial condition, assets, operating status or projected financial condition or any fact or circumstance that, singly or in the aggregate with any fact or circumstance, has a reasonable likelihood of resulting in or leading to the inability of the Borrowers to perform in any material respect their obligations under this Agreement or under any Loan Document or the inability of Agent and/or Lenders to enforce in any material respect the rights purported to be granted to them under this Agreement or any Loan Document or which have a reasonable likelihood of having a material adverse effect on the ability of the Borrowers to effectuate (including hindering or unduly delaying) the transactions contemplated by this Agreement and the loan Documents on the terms contemplated hereby and thereby.

     (e) The occurrence of any further event of default under, and as defined in, any of the Loan Documents.

                               RIGHTS UPON DEFAULT

     20. Upon the occurrence of any Event of Default:

          (a) All Obligations shall become immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly WAIVED.

          (b) The Lenders may immediately commence enforcing their rights and remedies pursuant to the Loan Documents and otherwise.

          (c) Interest shall accrue on the outstanding principal balance of the Obligations at the default rate of interest set forth in the Loan Documents.

          (d) Any waiver of the Accrual under Paragraphs 2(b)(ii) or 3(a) shall be void, and the full amount of the Accrual shall be due and payable in full.

          (e) The agreement of the Lenders contained in Paragraph 9 to return certain of the Existing Warrants shall be void, and of no further force and effect.

     Notwithstanding the occurrence of any Event of Default, if the Borrowers pay all Obligations in full, then the Borrowers shall retain the benefits of prepayment set forth in Paragraphs 2(b)(ii), 3(a), 9, and 10, provided that the ability of the Borrowers to obtain such benefits has not terminated or expired under the terms and conditions of those Paragraphs.

                       REIMBURSEMENT OF COSTS AND EXPENSES

     21. Upon the execution of this Agreement, the Borrowers shall pay to the Lenders an amount equal to any and all reasonable attorneys' fees and expenses incurred in connection with this matter through the date of this Agreement. In addition, upon Demand, or upon the occurrence of any Event of Default, as defined in Paragraph 19, above, the Borrowers shall reimburse the Lenders for any and all reasonable costs and expenses, including, without limitation, all reasonable costs, expenses and fees of all accountants, appraisers, auditors and other representatives of the Lenders, and costs of collection (including attorneys' fees) hereafter incurred by the Lenders in connection with the clarification, modification, protection, preservation, and enforcement by the Lenders of their rights and remedies.

                                     NOTICES

     22. Any notices required to be sent to the Lenders and the Borrowers shall be forwarded via recognized overnight courier, addressed as follows:

               If to the Lenders:    Fleet National Bank
                                     40 Westminster Street
                                     Mail Code: RI OP TO5A
                                     Providence, Rhode Island 02901
                                     Attn: Mr. Daniel D. Butler, Vice President
                                     Telephone: (401) 459-4678
                                     Fax: (401) 459-4963

               With a copy to:       Steven T. Greene, Esquire
                                     Riemer & Braunstein
                                     Three Center Plaza
                                     Boston, Massachusetts 02108
                                     Telephone: (617) 523-9000
                                     Fax: (617) 723-6831

                                     Mellon Bank
                                     Mellon Bank Center
                                     1735 Market Street, P.O. Box 7899
                                     Philadelphia, PA   19101-7899
                                     Telephone: 215-553-2043
                                     Fax: 215-553-4560
                                     Attn: Walter J. Letts
                                     Vice President

               With a copy to:       Peter Leibundgut, Esquire
                                     Blank, Rome and Comisky
                                     Woodland Falls Corporate Park
                                     210 Lake Drive East
                                     Cherry Hill, New Jersey   08002
                                     Telephone:  609-779-3644
                                     Fax:  609-779-7647

               If to the Borrowers:  IGI, Inc.
                                     IGEN, Inc.
                                     Immunogenetics, Inc.
                                     Blood Cells, Inc.
                                     Wheat Road and Lincoln Avenue
                                     Buena, New Jersey 08310
                                     Attn: John F. Wall, CFO
                                     Telephone: (609) 697-1441
                                     Fax: (609) 697-1001

               With a copy to:       Paul Brountas, Esquire
                                     Hale and Dorr, LLP
                                     60 State Street
                                     Boston, Massachusetts 02109
                                     Telephone: (617) 526-6000
                                     Fax: (617)526-5000


                                     WAIVERS

     23. Non-Interference. From and after the occurrence of any Event of Default, the Borrowers agree not to interfere with the exercise by the Lenders of any of their rights and remedies. The Borrowers further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Lenders' lawful efforts to realize upon the Collateral, or otherwise to enforce their rights and remedies pursuant to the Loan Documents. This provision shall be specifically enforceable by the Lenders.

     24. Automatic Stay. The Borrowers agree that upon the filing of any Petition for Relief by or against any one or more of the Borrowers under the United States Bankruptcy Code, the Lenders shall be entitled to file a motion for immediate and complete relief from the automatic stay, and the Lenders shall be permitted to proceed to protect and enforce their rights and remedies under applicable law.

     25. Jury Trial. The Borrowers hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the Lenders, in entering into this Agreement or making any financial accommodations to the Borrowers, whether now or in the future, are relying on such waiver: TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDERS BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDERS OR IN WHICH THE LENDERS ARE JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT

OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE BORROWERS, OR ANY OTHER PERSON, AND THE LENDERS.

                                ENTIRE AGREEMENT

     26. This Agreement shall be binding upon the Borrowers and the Borrowers' officers, directors, employees, representatives, successors, and assigns, and shall inure to the benefit of the Lenders and the Lenders' successors and assigns. This Agreement and the Loan Documents and all documents, instruments, and agreements executed in connection herewith or therewith incorporate all of the discussions and negotiations between the Borrowers and the Lenders, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Borrowers and the Lenders shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lenders, then by a duly authorized officer thereof.

                            CONSTRUCTION OF AGREEMENT

     27. (a) This Agreement and all other documents, instruments, and agreements incidental hereto and all rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Hampshire and are intended to take effect as sealed instruments. The Borrowers hereby consent to the jurisdiction of the Courts of the State of New Hampshire for all purposes with respect to this Agreement and the Obligations. The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lenders and the Borrowers under this Agreement. In the event of any inconsistency between the provisions of this Agreement and any other document, instruments, or agreement entered into by and between the Lenders and the Borrowers, including the Extension Agreement, the provisions of this Agreement shall govern and control.

     (b) The Borrowers further acknowledge and agree that the Lenders and the Borrowers have prepared this Agreement and all documents, instruments, and agreements incidental hereto and with the aid and assistance of their respective counsel. Accordingly, when interpreting this Agreement and all such other documents, instruments, and agreements, each of them shall be deemed to have been drafted by the Lenders and the Borrowers and shall not be construed against either the Lenders or the Borrowers.

                         ILLEGALITY OR UNENFORCEABILITY

     28. Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not effect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

                             COMPREHENSIVE AGREEMENT

     29. The Borrowers  warrant and represent to the Lenders that the Borrowers:
(i) have read and understand all of the terms and conditions of this  Agreement,
(ii) intend to be bound by the terms and conditions of this Agreement, (iii) are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection.

     IN WITNESS WHEREOF, this Agreement has been executed this ____ day of March, 1999.


FLEET BANK-N.H.                                   IGI, INC.

By: /s/ Fred H. Manning                           By: /s/ Edward B. Hager
   -------------------------                          -------------------------
Title: Senior Vice President                      Title:


MELLON BANK                                       IGEN, INC.

By: /s/ Walter Letts                              By: /s/ George P. Warren, Jr.
   -------------------------                          -------------------------
Title: Vice President                             Title: Assistant Secretary

                                                  IMMUNOGENETICS, INC.

                                                  By: /s/ Edward B. Hager
                                                      --------------------------
                                                  Title: Chairman and Chief
                                                          Executive Officer


                                                  BLOOD CELLS, INC.

                                                  By: /s/ Edward B. Hager
                                                      --------------------------
                                                  Title: Chairman and Chief
                                                          Executive Officer

                              STATE OF RHODE ISLAND

County of Providence, ss                                          March 11, 1999


     Then personally appeared the above named Fred H. Manning, the Sr. Vice President of Fleet Bank- N.H. and acknowledged the foregoing to be the free act and deed of Fleet Bank- N.H., before me,

                                               /s/ Jane A. Martin
                                               ---------------------------------
                                               Notary Public Jane A. Martin
                                               My Commission Expires: 2/12/02

                              STATE OF PENNSYLVANIA

______________, ss                                                 March 9, 1999

     Then personally appeared the above named Walter Letts, the Vice President of Mellon Bank, N.A. and acknowledged the foregoing to be the free act and deed of Mellon Bank, N.A., before me,

                                               /s/ Yolanda D. Arnold
                                               ---------------------------------
                                               Notary Public Yolanda D. Arnold
                                               My Commission Expires: 3/13/00


                               STATE OF NEW JERSEY

_____________, ss                                                 March 10, 1999

     Then personally appeared the above named Edward B. Hager, the Chairman of IGI, Inc. and acknowledged the foregoing to be the free act and deed of IGI, Inc., before me,

                                               /s/ Theresa R. Dematte
                                               ---------------------------------
                                               Notary Public Theresa R. Dematte
                                               My Commission Expires: 5/24/00

                                STATE OF DELAWARE

County of Newcastle, ss                                           March 10, 1999

     Then personally appeared the above named George P. Warren, Jr. , the Asst. Secretary of IGEN, Inc. and acknowledged the foregoing to be the free act and deed of IGEN, Inc., before me,

                                               /s/ Cynthia L. Conner
                                               ---------------------------------
                                               Notary Public Cynthia L. Conner
                                               My Commission Expires: 7/6/99



                               STATE OF NEW JERSEY

_____________, ss                                                 March 10, 1999

     Then personally appeared the above named Edward B. Hager, the Chariman of Immunogenetics, Inc. and acknowledged the foregoing to be the free act and deed of Immunogenetics, Inc., before me,

                                               /s/ Theresa R. Dematte
                                               ---------------------------------
                                               Notary Public Theresa R. Dematte
                                               My Commission Expires: 5/24/00


                               STATE OF NEW JERSEY

_____________, ss                                                 March 10, 1999

     Then personally appeared the above named Edward B. Hager, the Chairman of Blood Cells, Inc. and acknowledged the foregoing to be the free act and deed of Blood Cells, Inc., before me,

                                               /s/ Theresa R. Dematte
                                               ---------------------------------
                                               Notary Public Theresa R. Dematte
                                               My Commission Expires: 5/24/00